As filed with the Securities and Exchange Commission on August 16, 2005.

Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act Of 1933

AIRTRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	58-2189551
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9955 AirTran Boulevard

Orlando, Florida 32827

(407) 251-5600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

AIRTRAN HOLDINGS, INC.

AMENDED AND RESTATED 2002 LONG TERM INCENTIVE PLAN

(Full title of the Plan)

Richard P. Magurno, Esq.

AirTran Holdings, Inc.

9955 AirTran Boulevard

Orlando, Florida 32827

(407) 251-5600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of Communications to:

M. Timothy Elder, Esq.

Smith, Gambrell & Russell, LLP

Suite 3100, Promenade II

1230 Peachtree Street, N.E.

Atlanta, Georgia 30309-3592

(404) 815-3500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock, par value $.01 per share	2,500,000	$11.01	$27,525,000	$3,239.69

(1)	In addition to 5,000,000 shares previously registered under AirTran Holdings, Inc. 2002 Long Term Incentive Plan pursuant to Registration Statement No. 333-103209 on Form S-8 filed with the SEC on February 14, 2003
(2)	This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions with respect to the shares registered hereunder or under Registration Statement No. 333-103209.
(3)	The price per share for the shares registered hereby is calculated by dividing the proposed maximum aggregate offering price by the number of shares being registered.
(4)	The maximum aggregate offering price is estimated in accordance with Rule 457(c) & (h)(1) under the Securities Act solely for the purpose of calculating the registration fee and is equal to the product resulting from multiplying 2,500,000, the number of additional shares registered by this Registration Statement under the AirTran Holdings, Inc. Amended and Restated 2002 Long-Term Incentive Plan, by $11.01, the average of the high and low sales prices of the common stock as reported on the New York Stock Exchange on August 11, 2005.

Explanatory Note: Pursuant to Rule 429, this Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-103209, a current prospectus for which has been combined with the prospectus under this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item I. Plan Information

Omitted *

Item 2. Registrant Information and Employee Plan Annual Information

Omitted *

*	Separately given to participants. Pursuant to the rules for filing a Registration Statement on Form S-8, such information is contained in a document which does not constitute a part of this Registration Statement but which shall, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, constitute a prospectus under Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Certain Documents By Reference.

AirTran Holdings, Inc. (hereinafter sometimes “AirTran,” the “Company,” or the “Registrant”) hereby incorporates by reference in this Registration Statement its Prospectus and the following documents:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

(c)	The description of our Common Stock, $0.001 par value (“Common Stock”), contained in our latest registration statement with respect to such stock, filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(e)	All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified and superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable, the class of securities offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Company’s Articles of Incorporation provide that directors of the Company will not be personally liable for monetary damages to the Company for certain breaches of fiduciary duty as directors to the fullest extent allowable by Nevada law. Under Nevada law, subject to specified exceptions, or unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the Company or its stockholders or creditors for any act or failure to act in his capacity as a director or officer unless it is proven that (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (b) his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. Under current Nevada law, directors and officers would remain liable for: (i) acts or omissions which constitute a breach of fiduciary and which involve intentional misconduct, fraud or a knowing violation of law, and (ii) approval of certain illegal dividends or redemptions. In appropriate circumstances, equitable remedies or non-monetary relief, such as an injunction, may remain available to a stockholder seeking redress from any such violation.

The Company also has the obligation, pursuant to Article Nine of the Company’s By-Laws, to indemnify any officer or director of the Company for all expenses actually and reasonably incurred by them in connection with any legal action brought or threatened against such person for or on account of any action or omission alleged to have been committed because such person was an officer or director, if the person acted in good faith and in a manner which the person believed to be in, or believed was not opposed to, the best interests of the Company and, with respect to criminal actions, such person had no reasonable cause to believe his conduct was unlawful; provided that such indemnification shall not be made if a final adjudication establishes such person’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action.

Accordingly, in certain circumstances, under Nevada law and the Company’s By-Laws, an officer or director may be entitled to indemnification for: (i) breaches of fiduciary which involve a breach of the duty of loyalty, or (ii) breaches of fiduciary duty which objectively may not be in good faith, depending on the officer or director’s subjective belief, and (iii) breaches of fiduciary duty which may involve an undisclosed related party transaction.

The Company maintains officers’ and directors’ liability insurance, which insures against liabilities that officers and directors of the Company and its subsidiaries may incur in such capacities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Smith, Gambrell & Russell, LLP

23.1	Consent of Smith, Gambrell & Russell, LLP, included in Exhibit 5.1

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on the signature pages of this registration statement)

99.1	AirTran Holdings, Inc. Amended and Restated 2002 Long Term Incentive Plan

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

(i) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraph (i) and (ii) shall not apply since this registration statement is on Form S-8, so long as the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of the Company’s By-Laws, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Orlando, State of Florida, on August 16, 2005.

AIRTRAN HOLDINGS, INC.

By:	/s/ Joseph B. Leonard
Joseph B. Leonard,
Chairman and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph B. Leonard and Richard P. Magurno, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or resubstitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph B. Leonard Joseph B. Leonard	Chairman of the Board and Chief Executive Officer	August 16, 2005

/s/ Robert L. Fornaro Robert L. Fornaro	President and Chief Operating Officer	August 16, 2005

/s/ Stanley J. Gadek Stanley J. Gadek	Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)	August 16, 2005

/s/ J. Veronica Biggins J. Veronica Biggins	Director	August 16, 2005

/s/ Don L. Chapman Don L. Chapman	Director	August 16, 2005

/s/ Jere A. Drummond Jere A. Drummond	Director	August 16, 2005

/s/ John J. Fiedler John J. Fiedler	Director	August 16, 2005

/s/ Lewis H. Jordan Lewis H. Jordan	Director	August 16, 2005

/s/ William J. Usery William J. Usery	Director	August 16, 2005

/s/ Peter D’Aloia Peter D’Aloia	Director	August 16, 2005

INDEX TO EXHIBITS

Exhibit Number	Description	Sequentially Numbered Page
5.1	Opinion of Smith, Gambrell & Russell, LLP

23.1	Consent of Smith, Gambrell & Russell, LLP included in Exhibit 5.1

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on the signature page of this registration statement)

99.1	AirTran Holdings, Inc. Amended and Restated 2002 Long Term Incentive Plan